Exhibit 99.1

Yuanyu Enterprise Management announces entry into an exclusive license agreement for its innovative matchmaking technology covering the UK and Europe

●	UK-based Eternity Technology Limited agrees to license Yuanyu’s matchmaking services for the emerging Love & Marriage sector.

●	Agreement to generate more than $19 million in license income for YYEM through the end of December 2026.

●	First in a series of license agreements targeted to optimize Yuanyu’s patented intellectual property and to establish a global business structure, positioning Yuanyu as a leader in the technology and other IP underlying matchmaking services.

Windsor Mills, MD October 7, 2024 — Connexa Sports Technologies Inc. (Nasdaq:YYAI) the 20% owner of Yuanyu Enterprise Management Limited (YYEM), a Hong Kong-based entity focused on the global Love & Marriage sector, today announced that it has entered into an exclusive license agreement with Eternity Technology Limited, a UK-based entity, covering the UK and Switzerland, as well as major European markets including Austria, Belgium, Denmark, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. Building on an earlier term sheet, this agreement incorporates minimum payments to YYEM of more than $19 million across calendar years 2024 to 2026.

“Over the past year, Connexa’s management and board of directors has been working to secure meaningful enhancements in shareholder value. The acquisition of YYEM — in which Connexa currently holds a 20% ownership stake, and which ownership stake will increase to 70% subject to approval by Nasdaq — is part of that effort. This license agreement is the first in what is envisioned to be a series of similar agreements that YYEM will sign in the coming weeks that will globalize the YYEM business and clearly establish it as a leader in the emerging Love & Marriage sector through its patented AI-led matchmaking process. This reaffirms the strategic direction taken by Connexa’s management and board earlier this year in acquiring YYEM, a company that has both a strong balance sheet and exciting growth prospects, which together will drive added value for our shareholders,” commented Mike Ballardie, CEO of Connexa.

“Having come to understand this emerging business sector in which YYEM operates, and in realizing the scope of their global growth opportunity, I am in no doubt that YYEM will provide all existing Connexa shareholders an opportunity to share in YYEM’s future success,” concluded Ballardie.

YYEM operates in the emerging Love & Marriage market sector, where it owns significant proprietary intellectual property unique to this business sector, covering its licensees’ online presence and underpinning their matchmaker operations. It owns six technologies related to the metaverse and five AI matchmaking patents, which together enable access to both Augmented Reality (AR) and Extended Reality (XR), enhancing its future revenue growth potential. YYEM’s AI technology can also integrate with existing Big Data models and other larger AI models, such as Huawei Pangu 3, a feature designed to operationalize its AI and hone its technologies to create significant business value by helping its licensees deliver effective matchmaking services and helping their clients find successful life partnerships.

YYEM has already proven its business model, with one licensee partner integrating YYEM’s technology with their operations across a network of retail stores, the number of which is expected to grow substantially over the coming two years.

Hongyu Zhou, Chairman of YYEM, commented, “I am delighted to have concluded this initial licensing agreement with our UK-based partners covering Europe. This is a key part of my vision to establish YYEM as a global leader in matching single adults for marriage and lifelong partnerships, the world over, through a unique AI-led matchmaker business model that combines online activities with retail store operations. Our existing license partner has already proven how successful this business model can be for our licensees, and we will now work closely with our new European licensee to help ensure the success of their matchmaking operations. It is a very exciting time for YYEM as we expand our business footprint globally, driving revenue growth that will, in turn, deliver significant value improvements for current and future YYAI shareholders.”

About Connexa Sports Technologies:

Connexa Sports is a leading connected sports company delivering products, technologies, and Sport-as-a-Service across a range of sport verticals. Connexa’s mission is to reinvent sports through technological innovation driven by an unwavering focus on today’s sports consumer.

CNXA Contact Information:

investors@connexasports.com

www.connexasports.com

About Yuanyu Enterprise Management Co., Limited

Yuanyu Enterprise Management Co., Limited (YYEM) operates across the rapidly emerging love & marriage sector. YYEM owns numerous patents, technologies and algorithms that drive its big data and matchmaking analyses, deriving its current revenues from royalties. YYEM has multiple term sheets in place for license agreements in distinct regions around the world.

YYEM Contact Information:

info@yuanyuenterprise.com

www.yuanyuenterprise.com

Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates, expectations and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described in this press release include, among others:

●	uncertainties as to Nasdaq approval, the change of control and the share exchange agreement, including the risk that one or more of the transactions may involve unexpected costs, liabilities or delays;

●	the risks associated with the company’s relatively low public float, which may result in the company’s common stock experiencing significant price volatility;

●	the possibility that competing transaction proposals may be made;

●	the effects that the announcement, pendency or consummation of the proposed acquisition of YYEM and the spin-off of the Slinger Bag business may have on the Company and its current or future business and on the price of the common stock;

●	the possibility that various closing conditions for acquisition of YYEM and the spin-off of the Slinger Bag business may not be satisfied or waived, or any other required consents or approvals may not be obtained within the expected timeframe, on the expected terms, or at all;

●	the effects that a termination or suspension of the acquisition of YYEM and the spin-off of the Slinger Bag business may have on the company, including the risk that the price of the common stock may decline significantly if the acquisition of YYEM and the spin-off of the Slinger Bag business is not completed;

●	uncertainties regarding the company’s focus, strategic plans and other management actions;

●	the risks associated with potential litigation related to the transactions contemplated by the acquisition of YYEM and the spin-off of the Slinger Bag business or related to any possible subsequent financing transactions or acquisitions or investments;

●	uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions; and

●	other factors, including those set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended April 30, 2024 and subsequent Quarterly Report on Form 10-Q.

Forward-looking statements included in this report speak only as of the date each statement is made. Neither the company nor any person undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.